UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for the use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-12

                           THE TOWN AND COUNTRY TRUST
                (Name of Registrant As Specified In Its Charter)

                          MAGAZINE ACQUISITION GP LLC,
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/      No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)       Title of each class of securities to which transaction applies:

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2)       Aggregate number of securities to which transaction applies:

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3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)       Proposed maximum aggregate value of transaction:

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5)       Total fee paid:

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/ /      Fee paid previously with preliminary materials.

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/ /      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


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1)       Amount previously paid:

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2)       Form, Schedule or Registration Statement No.:

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3)       Filing party:

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4)       Date filed:

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             MORGAN STANLEY REAL ESTATE AND ONEX REAL ESTATE COMMENT
             ON OFFER FOR TOWN & COUNTRY TRUST BY ORIOLE PARTNERSHIP


NEW YORK, NY, FEBRUARY 2, 2006 - In response to The Town & Country Trust's (NYSE: TCT) announcement today that it has received an offer to be acquired by Oriole Partnership LLC, Morgan Stanley Real Estate and Onex Real Estate stated:

     "WE ARE CURRENTLY REVIEWING OUR OPTIONS, AND WE EXPECT TO MAKE FURTHER ANNOUNCEMENTS AS APPROPRIATE."

                                      # # #

ABOUT MORGAN STANLEY REAL ESTATE
Morgan Stanley Real Estate is comprised of three major global businesses:
Investing, Banking, and Lending. Since 1991, Morgan Stanley has acquired $73.1 billion of real estate assets worldwide and currently has approximately $40 billion in real estate assets on behalf of its clients. Morgan Stanley Real Estate provides a complete range of market-leading investment banking services to its clients including advice on strategy, mergers, acquisitions and restructurings, as well as underwriting public and private debt and equity financings. Morgan Stanley is also a global leader in real estate lending and, using its own capital, originated upwards of $24 billion in commercial mortgages in 2005.

Morgan Stanley is a global financial services firm and a market leader in securities, investment management, and credit services. With more than 600 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

ABOUT ONEX REAL ESTATE
Onex Real Estate was formed by Onex Corporation in January 2005 to invest in real estate assets in North America. Onex Corporation is a diversified company with annual consolidated revenues of approximately $16 billion Canadian and consolidated assets of approximately $15 billion Canadian. Onex is one of Canada's largest companies with global operations in service, manufacturing and technology industries. Its operating companies include Celestica Inc., Spirit AeroSystems, Inc., Emergency Medical Services Corporation, Skilled Healthcare Group, Inc., ClientLogic Corporation, Cineplex Entertainment Limited Partnership, J.L. French Automotive Castings, Inc., Res-Care, Inc., Cosmetic Essence, Inc., Center for Diagnostic Imaging, Inc. and Radian Communication Services Corporation. Onex shares trade on the Toronto Stock Exchange under the stock symbol OCX.SV.


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MORE INFORMATION

In connection with TCT's solicitation of proxies with respect to the meeting of shareholders called in connection with the proposed merger with Magazine Acquisition, TCT has filed with the SEC a definitive proxy statement which was mailed to shareholders on or around January 30, 2006. TCT'S SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT DISTRIBUTED TO SHAREHOLDERS BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain, free-of-charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Shareholders may also obtain a free-of-charge copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to The Town and Country Trust, 300 East Lombard Street, Baltimore, Maryland 21202,
Attention: Secretary, telephone: (410) 539-7600, or from TCT's website at www.tctrust.com.


CONTACTS:
Drew Brown/Dan Gagnier
Citigate Sard Verbinnen
212-687-8080